Exhibit 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               In connection with the quarterly Report of Net 1 UEPS Technologies, Inc. (“Net1”) on Form 10-Q for the three and nine months ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dr. Serge Belamant and Herman Kotzé, Chief Executive Officer and Chief Financial Officer, respectively, of Net1, certify, pursuant to 18 U.S.C. § 1350, that to their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

Date: May 10, 2007	/s/: Dr. Serge C. P. Belamant
Name: Dr. Serge C. P. Belamant
Chief Executive Officer and Chairman
of the Board

Date: May 10, 2007	/s/: Herman Kotzé
Name: Herman Kotzé
Chief Financial Officer, Treasurer and
Secretary